Exhibit 10.1

                      NON-MANAGEMENT DIRECTOR GRANT LETTER


                                     [date]


PERSONAL & CONFIDENTIAL

Mr. ______________________ Board of Directors McDermott International, Inc.

RE:  RESTRICTED STOCK
     ----------------

Dear Mr. _____:

I am pleased to advise you that on _______, (the "Grant Date") the Compensation Committee of the Board of Directors (the "Committee") of McDermott International, Inc. (the "Company") selected you to receive a grant (the "Grant") of restricted stock under the amended and restated 2001 Directors and Officers Long-Term Incentive Plan (the "Plan"). A copy of the Plan is attached for your reference. Restrictions on the stock award will be removed on your "Vesting Date", which will be the Grant Date.

Restricted Stock Award. On the Grant Date, you will have the right to be issued the number of shares of Common Stock of the Company as shown above. Certificates evidencing such shares will be issued to you in your name, subject to the terms and conditions of the Plan.

Tax Consequences. The Company has been advised that for U.S. federal income tax purposes, in the opinion of counsel, as of the Grant Date, you will be deemed to have received compensation taxable as ordinary income equal to the fair market value of the shares on the Grant Date.

Securities and Exchange Commission Requirements. Since you are a Section 16 insider, this type of transaction must be reported on a Form 4 before the end of the second (2nd) business day following the Grant Date. Please be aware that if you are going to reject the Grant, you should do so immediately after the Grant Date to avoid potential Section 16 liability. Please advise Kathy Peres and Renee Hack immediately by e-mail, fax or telephone call if you intend to reject this grant.

Absent such notice of rejection, we will prepare and file the required Form 4 on your behalf within the required two business day deadline.

If Section 16 applies to you, you are also subject to Rule 144. This Rule is applicable only when the shares are sold, so you need not take any action under Rule 144 at this time.

Other Information. If you have any questions concerning the aforementioned, please do not hesitate to contact L. J. Sannino at 281/870-5016.

Please acknowledge receipt and acceptance of all of the aforesaid by signing both this letter and the enclosed copy thereof and returning such signed copy to the Company at 777 N. Eldridge Parkway, Houston, Texas 77079, attention of L. J. Sannino, and marked "Personal and Confidential" within sixty (60) days from the date hereof.

                                            Very truly yours,

                                            McDERMOTT INTERNATIONAL, INC.


                                            B. W. Wilkinson
                                            Chairman of the Board

ACCEPTED:




---------------------------------                ----------
Name                                              Date